Exhibit 99

For Immediate Release

3M Delivers Third-Quarter Sales of $7.7 Billion and Earnings of $2.15 per Share

Third-Quarter Highlights:

—	Operating income margins of 24.7 percent, up 0.4 percentage points year-on-year
—	Sales flat year-on-year; organic local-currency sales decreased 0.8 percent
—	Operating cash flow of $1.9 billion contributed to 19 percent increase in free cash flow
—	Returned $1.4 billion to shareholders via dividends and gross share repurchases; marked 100th consecutive year of paying dividends
—	Solid Business Transformation execution, including West Europe ERP deployments

ST. PAUL, Minn. — October 25, 2016 - 3M (NYSE: MMM) today reported third-quarter earnings of $2.15 per share, an increase of 4.9 percent versus the third quarter of 2015. Sales were $7.7 billion, flat year-on-year in dollar terms. Organic local-currency sales decreased 0.8 percent while acquisitions, net of divestitures, added 0.3 percent to sales. Foreign currency translation increased sales by 0.5 percent year-on-year.

Operating income was $1.9 billion and operating income margins for the quarter were 24.7 percent, up 0.4 percentage points year-on-year. Third-quarter net income was $1.3 billion. The company’s operating cash flow was $1.9 billion, contributing to conversion of 117 percent of net income to free cash flow, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

3M paid $670 million in cash dividends to shareholders and repurchased $774 million of its own shares during the quarter.

Organic local-currency sales growth was 2.9 percent in Consumer, 2.0 percent in Safety and Graphics, 1.5 percent in Health Care, with declines of 1.1 percent in Industrial and 8.1 percent in Electronics and Energy. On a geographic basis, organic local-currency sales growth was 1.2 percent in Latin America/Canada, with declines of 0.3 percent in the U.S., 1.0 percent in EMEA (Europe, Middle East and Africa) and 2.2 percent in Asia Pacific.

“Our third quarter was marked by increased earnings, robust cash flow and a strong, broad-based margin performance — with each of our business groups posting margins of 22 percent or greater,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “At the same time, we continued to execute on Business Transformation while taking several actions to strengthen and focus our portfolio. We were also pleased to celebrate our company’s 100th consecutive year of paying dividends, which we’ve increased for each of the last 58 years.”

For full-year 2016, 3M updated its forecast for earnings per share to be in the range of $8.15 to $8.20 versus a prior range of $8.15 to $8.30. The company now expects organic local-currency sales growth to be approximately flat versus a previous range of 0 to 1 percent. 3M also updated its tax rate to be approximately 29 percent versus a prior range of 29.0 to 29.5 percent. Lastly, the company continues to expect free cash flow conversion in the range of 95 to 105 percent.

Third-Quarter Business Group Discussion

Industrial

•                  Sales of $2.6 billion, up 1.0 percent in U.S. dollars.

•                  Organic local-currency sales decreased 1.1 percent; acquisitions, net of divestitures, increased sales by 1.4 percent; foreign currency translation increased sales by 0.7 percent.

•                  On an organic local-currency basis:

•                  Sales growth in automotive OEM and automotive aftermarket was offset by declines across the rest of the portfolio.

•                  Sales increased in Asia Pacific and declined in EMEA, Latin America/Canada and the U.S.

•                  Operating income was $591 million, up 2.0 percent year-on-year; operating margin of 22.9 percent.

Safety and Graphics

•                  Sales of $1.4 billion, up 2.2 percent in U.S. dollars.

•                  Organic local-currency sales increased 2.0 percent; acquisitions, net of divestitures, decreased sales by 0.1 percent; foreign currency translation increased sales by 0.3 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by roofing granules and commercial solutions.

•                  Sales increased in Latin America/Canada, Asia Pacific and the U.S., and declined in EMEA.

•                  Operating income was $364 million, an increase of 12.3 percent year-on-year; operating margin of 25.1 percent.

Health Care

•                  Sales of $1.4 billion, up 1.1 percent in U.S. dollars.

•                  Organic local-currency sales increased 1.5 percent; foreign currency translation reduced sales by 0.4 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by food safety, drug delivery, and critical and chronic care.

•                  Sales grew in Asia Pacific, Latin America/Canada and EMEA, and declined in the U.S.

•                  Operating income was $429 million, a decrease of 0.6 percent year-on-year; operating margin of 31.5 percent.

Electronics and Energy

•                  Sales of $1.3 billion, down 7.5 percent in U.S. dollars.

•                  Organic local-currency sales declined 8.1 percent; foreign currency translation increased sales by 0.6 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales decreased 8 percent, with declines in both electronics materials solutions, and display materials and systems; energy-related sales declined 9 percent, with declines in telecom, electrical markets and renewable energy.

•                  Sales decreased in all geographic areas.

•                  Operating income was $312 million, down 9.1 percent year-on-year; operating margin of 24.2 percent.

Consumer

•                  Sales of $1.2 billion, up 4.0 percent in U.S. dollars.

•                  Organic local-currency sales increased 2.9 percent; foreign currency translation increased sales by 1.1 percent.

•                  On an organic local-currency basis:

•                  Sales growth across the entire portfolio was led by home improvement and home care.

•                  Sales grew in Asia Pacific, the U.S. and Latin America/Canada, and declined in EMEA.

•                  Operating income was $317 million, up 8.3 percent year-on-year; operating margin of 26.2 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•                  Live webcast at http://investors.3M.com.

•                  Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•                  Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•                  Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S. access code is 21776141). The telephone replay will be available until 10:30 a.m. CDT on October 28, 2016.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$7,709	$7,712	$22,780	$22,976

Operating expenses
Cost of sales	3,847	3,877	11,324	11,556
Selling, general and administrative expenses	1,531	1,530	4,584	4,644
Research, development and related expenses	427	429	1,314	1,330

Total operating expenses	5,805	5,836	17,222	17,530

Operating income	1,904	1,876	5,558	5,446

Interest expense and income
Interest expense	50	38	135	104
Interest income	(8)	(7)	(20)	(18)

Total interest expense — net	42	31	115	86

Income before income taxes	1,862	1,845	5,443	5,360

Provision for income taxes	531	547	1,541	1,558

Net income including noncontrolling interest	$1,331	$1,298	$3,902	$3,802

Less: Net income attributable to noncontrolling interest	2	2	7	7

Net income attributable to 3M	$1,329	$1,296	$3,895	$3,795

Weighted average 3M common shares outstanding — basic	604.4	620.6	606.2	629.4
Earnings per share attributable to 3M common shareholders — basic	$2.20	$2.09	$6.43	$6.03

Weighted average 3M common shares outstanding — diluted	618.8	631.2	620.3	641.2
Earnings per share attributable to 3M common shareholders — diluted	$2.15	$2.05	$6.28	$5.92

Cash dividends paid per 3M common share	$1.11	$1.025	$3.33	$3.075

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	September 30,	December 31,	September 30,
	2016	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$2,308	$1,798	$1,605
Marketable securities — current	358	118	153
Accounts receivable — net	4,743	4,154	4,610
Inventories	3,611	3,518	3,709
Other current assets	1,159	1,398	1,340
Total current assets	12,179	10,986	11,417
Marketable securities — non-current	14	9	13
Investments	127	117	112
Property, plant and equipment — net	8,671	8,515	8,470
Goodwill and intangible assets — net	11,852	11,850	11,986
Prepaid pension benefits	256	188	60
Other assets	952	1,053	1,088
Total assets	$34,051	$32,718	$33,146

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,282	$2,044	$2,279
Accounts payable	1,621	1,694	1,600
Accrued payroll	729	644	684
Accrued income taxes	364	332	105
Other current liabilities	2,404	2,404	2,316
Total current liabilities	6,400	7,118	6,984
Long-term debt	11,079	8,753	8,937
Pension and postretirement benefits	3,179	3,520	3,462
Other liabilities	1,345	1,580	1,539
Total liabilities	$22,003	$20,971	$20,922

Total equity	$12,048	$11,747	$12,224
Shares outstanding
September 30, 2016: 601,466,401 shares
December 31, 2015: 609,330,124 shares
September 30, 2015: 615,712,937 shares
Total liabilities and equity	$34,051	$32,718	$33,146

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2016	2015
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,453	$4,082

Cash flows from investing activities:
Purchases of property, plant and equipment	(984)	(1,015)
Acquisitions, net of cash acquired	(17)	(2,910)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(242)	1,256
Other investing activities	70	58

NET CASH USED IN INVESTING ACTIVITIES	(1,173)	(2,611)

Cash flows from financing activities:
Change in debt	1,342	3,787
Purchases of treasury stock	(2,829)	(4,104)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	741	518
Dividends paid to shareholders	(2,014)	(1,933)
Other financing activities	(20)	38

NET CASH USED IN FINANCING ACTIVITIES	(2,780)	(1,694)

Effect of exchange rate changes on cash and cash equivalents	10	(69)

Net increase (decrease) in cash and cash equivalents	510	(292)
Cash and cash equivalents at beginning of year	1,798	1,897

Cash and cash equivalents at end of period	$2,308	$1,605

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in millions)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Major GAAP Cash Flow Categories	2016	2015	2016	2015

Net cash provided by operating activities	$1,908	$1,664	$4,453	$4,082
Net cash used in investing activities	(543)	(2,777)	(1,173)	(2,611)
Net cash used in financing activities	(752)	(220)	(2,780)	(1,694)

Free Cash Flow (non-GAAP measure)

Net cash provided by operating activities	$1,908	$1,664	$4,453	$4,082
Purchases of property, plant and equipment	(347)	(354)	(984)	(1,015)
Free cash flow (a)	1,561	1,310	3,469	3,067

Net income attributable to 3M	$1,329	$1,296	$3,895	$3,795
Free cash flow conversion (a)	117%	101%	89%	81%

(a)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	September 30,	December 31,	September 30,
Net Debt (non-GAAP measure)	2016	2015	2015

Total debt	$12,361	$10,797	$11,216
Less: Cash and cash equivalents and marketable securities	2,680	1,925	1,771

Net debt (b)	$9,681	$8,872	$9,445

(b)                                 Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (c)

(Unaudited)

Sales Change Analysis

By Geographic Area

	Three months ended September 30, 2016
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Volume – organic	(0.1)%	(1.9)%	(2.0)%	(4.2)%	(1.4)%
Price	(0.2)	(0.3)	1.0	5.4	0.6
Organic local-currency sales	(0.3)	(2.2)	(1.0)	1.2	(0.8)
Acquisitions	0.7	0.6	1.4	0.7	0.8
Divestitures	(0.6)	(0.2)	(0.7)	(0.3)	(0.5)
Translation	—	3.4	(2.1)	(1.2)	0.5
Total sales change	(0.2)%	1.6%	(2.4)%	0.4%	—%

Worldwide

Sales Change Analysis

By Business Segment

	Three months ended September 30, 2016
	Organic
	local-				Total
	currency				sales
	sales	Acquisitions	Divestitures	Translation	change

Industrial	(1.1)%	1.6%	(0.2)%	0.7%	1.0%
Safety and Graphics	2.0%	2.1%	(2.2)%	0.3%	2.2%
Health Care	1.5%	—%	—%	(0.4)%	1.1%
Electronics and Energy	(8.1)%	—%	—%	0.6%	(7.5)%
Consumer	2.9%	—%	—%	1.1%	4.0%
Total Company	(0.8)%	0.8%	(0.5)%	0.5%	—%

Sales Change Analysis

By Geographic Area

	Nine months ended September 30, 2016
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Volume — organic	0.1%	(4.3)%	—%	(3.1)%	(1.5)%
Price	—	(0.2)	1.2	6.5	0.8
Organic local-currency sales	0.1	(4.5)	1.2	3.4	(0.7)
Acquisitions	1.8	0.9	2.3	1.8	1.6
Divestitures	(0.6)	(0.2)	(0.7)	(0.3)	(0.5)
Translation	—	0.2	(2.2)	(9.2)	(1.3)
Total sales change	1.3%	(3.6)%	0.6%	(4.3)%	(0.9)%

Worldwide

Sales Change Analysis

By Business Segment

	Nine months ended September 30, 2016
	Organic
	local-				Total
	currency				sales
	sales	Acquisitions	Divestitures	Translation	change

Industrial	(1.4)%	2.1%	(0.2)%	(1.2)%	(0.7)%
Safety and Graphics	2.2%	5.3%	(2.3)%	(1.9)%	3.3%
Health Care	4.2%	0.3%	—%	(1.8)%	2.7%
Electronics and Energy	(9.6)%	—%	—%	(0.7)%	(10.3)%
Consumer	2.8%	—%	—%	(0.8)%	2.0%
Total Company	(0.7)%	1.6%	(0.5)%	(1.3)%	(0.9)%

(c)                                  Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), plus selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2016, 3M made a product line reporting change involving two of its business segments in its continuing effort to improve the alignment of its businesses around markets and customers.

The change between business segments was as follows:

•                  Elements of the electronic bonding product lines were previously separately reflected in the Electronics Materials Solutions Division (Electronics and Energy business segment) and the Industrial Adhesives and Tapes Division (Industrial business segment). Effective in the first quarter of 2016, certain sales and operating income results for these electronic bonding product lines in aggregate were equally divided between the Electronics and Energy business segment and Industrial business segment. This change resulted in a decrease in net sales and operating income for total year 2015 of $33 million and $7 million, respectively, in the Industrial business segment offset by a corresponding increase in the Electronics and Energy business segment.

The financial information presented herein reflects the impact of the preceding product line reporting change between business segments for all periods presented. Refer to 3M’s Current Report on Form 8-K furnished on March 15, 2016, for additional supplemental unaudited historical business segment net sales and operating income information. In addition, these business segment changes were reflected in 3M’s Current Report on Form 8-K dated May 17, 2016, (which updated 3M’s 2015 Annual Report on Form 10-K) and 3M’s Quarterly Report on Form 10-Q for the period ended March 31, 2016.

BUSINESS SEGMENT INFORMATION

NET SALES

(Millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Industrial	$2,582	$2,557	$7,789	$7,845
Safety and Graphics	1,448	1,417	4,359	4,221
Health Care	1,361	1,346	4,148	4,039
Electronics and Energy	1,293	1,397	3,618	4,033
Consumer	1,209	1,162	3,388	3,321
Corporate and Unallocated	2	1	7	(1)
Elimination of Dual Credit	(186)	(168)	(529)	(482)

Total Company	$7,709	$7,712	$22,780	$22,976

BUSINESS SEGMENT INFORMATION

OPERATING INCOME

(Millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Industrial	$591	$578	$1,823	$1,782
Safety and Graphics	364	324	1,120	1,023
Health Care	429	432	1,344	1,280
Electronics and Energy	312	344	749	907
Consumer	317	293	836	792
Corporate and Unallocated	(69)	(58)	(198)	(232)
Elimination of Dual Credit	(40)	(37)	(116)	(106)

Total Company	$1,904	$1,876	$5,558	$5,446

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world.

InvestorContacts:	Bruce Jermeland	Media Contact:	Lori Anderson
	3M		3M
	(651) 733-1807		(651) 733-0831

Mike Kronebusch
3M
(651) 733-1141

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000